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                                                               Exhibit  99.1

                               CORVIS CORPORATION
                           7015 Albert Einstein Drive
                          Columbia, Maryland 21046-9400

                 PROXY FOR ANNUAL MEETING OF CORVIS STOCKHOLDERS

                       FRIDAY, MAY 10, 2002 at 10:00 a.m.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned does hereby appoint David R. Huber and Kim D. Larsen, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote all of the shares of capital stock of Corvis Corporation (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the BWI Airport Marriott, 1743 West Nursery Road, Baltimore, Maryland on Friday, May 10, 2002 at 10:00 a.m. and at any and all adjournments thereof, hereby acknowledging receipt of the Proxy Statement/Prospectus for such meeting and revoking any proxy heretofore given with respect to such shares.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED (i) FOR THE PROPOSAL TO ISSUE SHARES OF CORVIS COMMON STOCK IN CONNECTION WITH THE MERGER WITH DORSAL NETWORKS, INC., (ii) FOR THE ELECTION OF THE NOMINEE TO THE BOARD OF DIRECTORS AND (iii) FOR THE RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS OF CORVIS. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                SEE REVERSE SIDE

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                PLEASE SEND YOUR PROXY BACK AS SOON AS POSSIBLE.

                      ANNUAL MEETING OF CORVIS STOCKHOLDERS

                               CORVIS CORPORATION

                       FRIDAY, MAY 10, 2002 at 10:00 a.m.

         Please Detach and Mail in the Envelope Provided. If you wish to vote electronically, please read the instructions below.

         1. To issue shares of Corvis Corporation ("Corvis") common stock, $.01 par value, pursuant to the Agreement and Plan of Merger among Corvis, Corvis Acquisition Company, Inc. ("Acquisition Sub") and Dorsal Networks, Inc. ("Dorsal") dated January 29, 2002 to the stockholders of Dorsal in connection with the merger of Dorsal and Acquisition Sub whereby Dorsal shall become a wholly-owned subsidiary of Corvis.

         [ ] For        [ ] Against       [ ] Abstain

         2. To re-elect John R. Hardiman as a Class II Director to the Corvis Board of Directors for a term expiring at the annual meeting of Corvis stockholders in 2005.

         [ ] For        [ ] Withheld

         3. To consider and vote on a proposal to ratify the selection of KPMG LLP as independent auditors of Corvis for the fiscal year ending on December 28, 2002.

         [ ] For        [ ] Against       [ ] Abstain

         4. To vote in their discretion on such other matters as may properly come before the Annual Meeting.

         Copies of the Notice of Annual Meeting and of the Proxy
Statement/Prospectus have been received by the undersigned.

PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

Signature(s) ---------------------------- Date -------------------------------

Note: This proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

[ ] I have included comments or a change of address.

[ ] I plan to attend the annual meeting.

[ ] I agree to access future proxy statements and annual reports through the internet.

PLEASE SEND YOUR PROXY BACK AS SOON AS POSSIBLE!


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                           /\ FOLD AND DETACH HERE /\

                                ADMISSION TICKET
                         Annual Meeting of Stockholders
                           May 10, 2002, 10 a.m. E.T.
                              BWI Airport Marriott
                             1743 West Nursery Road

                               Baltimore, MD 21240
                                  410.859.8300

           THIS ADMISSION TICKET ADMITS ONE STOCKHOLDER AND ONE GUEST
              ADMISSION WILL BE SUBJECT TO AVAILABILITY OF SEATING

From Baltimore: Route 295 South (Baltimore- Washington Pkwy.). Take W. Nursery Road Exit, turn left. Hotel is on the left, 1 1/2 miles.

From Washington, D.C.: Take Route 295 North (Baltimore-Washington Pkwy.). Take
W. Nursery Road Exit, turn right at top of ramp. Hotel is on the left, 1 1/2 miles.

                                      [Map]

From I-95: Exit onto I-195 East to Route 295 North (Baltimore-Washington Pkwy.). Take W. Nursery Road Exit, turn right at top of ramp. Hotel is on the left, 1 1/2 miles.

Note: Shuttle service is available from BWI Airport directly to BWI Airport Marriott.

                             [Reverse of proxy card]




                    VOTE BY TELEPHONE OR THROUGH THE INTERNET
                        QUICK * * * EASY * * * IMMEDIATE

                               CORVIS CORPORATION

* You can now vote your shares electronically through the Internet or by telephone.

* This eliminates the need to return the proxy card.

* Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY THROUGH THE INTERNET

-----------------------------------------------------------
www.continentalstock.com.

Have your proxy card at hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL

-------------------------------------------------------------

Mark, sign and date your proxy card above, detach and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY TELEPHONE

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1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card at hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE ABOVE CARD IF YOU HAVE VOTED ELECTRONICALLY.